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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated February 19, 1997, and to all references to our Firm included in or made a part of this registration statement.


                             /s/ Arthur Andersen LLP


                             ARTHUR ANDERSEN LLP



Chicago, Illinois
March 5, 1998